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LORAL SKYNET SELECTS DBSXMEDIA, PART OF ARIEL WAY,
AS PURCHASER OF BTV PRODUCT LINE

Specialist provider is selected as winning bidder

BEDMINSTER, NJ — February 23, 2005 — Loral Skynet today announced that it has selected dbsXmedia, part of the Ariel Way, Inc. group of companies, to assume the management and further development of Loral Skynet’s traditional business television services (BTV), subject to certain closing conditions, including bankruptcy court approval.

Under the terms of the transaction, dbsXmedia will acquire Loral Skynet’s BTV client base in exchange for cash, stock in the company of its funding partner, Ariel Way, Inc., and ongoing contracts for infrastructure support from Loral Skynet. The ownership transition will leave unchanged the services for current customers under an agreement that maintains the existing teleport and satellite infrastructure provided by Loral Skynet. dbsXmedia has agreed that some of the employees of Loral Skynet’s BTV group will transfer to dbsXmedia’s new offices in Plymouth, England and Frederick, Maryland. This highly experienced team will take over the daily operations of customers’ corporate communications networks, ensuring seamless, high quality service.

“dbsXmedia’s management team, dedication to effective corporate communications networks, and financial backing make it the ideal partner for both Loral Skynet and our BTV customers,” said Patrick Brant, president, Loral Skynet. ”And, the divesture of the BTV business allows Loral Skynet to focus on its core fixed satellite and network services businesses.”

“We aim to provide the BTV client base with both continuity and rapid improvements to the overall service offer,” said David Howgill, CEO, dbsXmedia. “Loral Skynet will provide the core of our services infrastructure; we will provide the know-how, technology and service — the combination of which allows us to provide state-of-the-art solutions for video, radio and digital signage solutions for the corporate and retail world.”

About dbsXmedia

dbsXmedia aims to provide communication infrastructure and integrated multimedia services to corporations throughout the United States and Europe. dbsXmedia is part of the Ariel Way, Inc. group of companies (OTCBB:NFDV). dbsXmedia’s executive management has over 25 years of experience in the video and transmission industry. dbsXmedia will operate from offices in the United States and United Kingdom, providing industry leading solutions for BTV, digital signage and interactive media delivered over a combination of satellite, terrestrial and wireless networks.

Ariel Way is a technology and services company providing highly secure global communications solutions. The company is focused on developing innovative and secure technologies, acquiring and growing advanced emerging technology companies and national and global communications service providers. The company also intends to create strategic alliances with companies offering complementary product lines and services. Ariel Way’s technology development effort includes highly secure communications solutions and services. For more information, visit www.dbsXmedia.com or www.arielway.com.

About Loral Skynet

A pioneer in the satellite industry, Loral Skynet delivers the superior service quality and range of satellite solutions that have made it an industry leader for more than 40 years. Through the broad coverage of the Telstar satellite fleet, in combination with its hybrid VSAT/fiber global network infrastructure, Skynet meets the needs of companies around the world for broadcast and data network services, Internet access, IP and systems integration. Headquartered in Bedminster, New Jersey, Loral Skynet is dedicated to providing secure, high-quality connectivity and communications. For more information, visit the Loral Skynet web site at www.loralskynet.com.

In addition to being the parent company of Loral Skynet, Loral Space & Communications (OTC BB: LRLSQ) is a world-class leader in the design and manufacture of satellites and satellite systems for commercial and government applications through its Space Systems/Loral subsidiary. For more information, visit the Loral Space & Communications web site at www.loral.com.

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This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, Loral Space & Communications Ltd. or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made by the company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. These factors include those related to the filing, on July 15, 2003 by Loral and certain of its subsidiaries, of voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators. Additional factors and conditions are also described in the section of the company’s annual report on Form 10-K for the fiscal year ended December 31, 2003, entitled “Commitments and Contingencies,” and the company’s other filings with the Securities and Exchange Commission. The reader is specifically referred to these documents.